EXHIBIT 10.5
ASSIGNMENT AND ASSUMPTION OF PURCHASE AGREEMENT
For good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, STEADFAST ASSET HOLDINGS, INC., a California corporation (“Assignor”), hereby assigns to SIR COOPER CREEK, LLC, a Delaware limited liability company (“Assignee”), all of Assignor’s rights and obligations under and in regard to that certain Purchase Agreement dated as of June 24, 2011, as amended, between COOPER CREEK VILLAGE, LLC, a Kentucky limited liability company (“Seller”) and Assignor (as amended, the “Purchase Agreement”) for the purchase and sale of that certain real property located at 4807 Cooper Village Terrace, Louisville, KY 40219, as more particularly described in Exhibit A attached hereto (the “Property”).
Assignee hereby agrees to and shall assume, perform and be fully responsible for the performance of all of the obligations of Assignor under the Purchase Agreement.
All of the provisions, covenants and agreements contained in this Assignment shall extend to and be binding upon the respective legal representatives, successors and assigns of Assignor and Assignee. This Assignment represents the entire agreement between Assignor and Assignee with respect to the subject matter of this Assignment, and all prior or contemporaneous agreements regarding such matters are hereby rendered null and void and of no force and effect.
[SIGNATURES APPEARS ON FOLLOWING PAGE]

WITNESS THE EXECUTION HEREOF, as of this 15th day of August, 2011.

ASSIGNOR: STEADFAST ASSET HOLDINGS, INC., a California corporation
By:	/s/ Ana Marie del Rio
	Name:	Ana Marie del Rio
	Title:	Secretary

ASSIGNEE: SIR COOPER CREEK, LLC, a Delaware limited liability company

By: Steadfast Income Advisor, LLC, a Delaware limited liability company, its sole manager

By:	/s/ Rodney F. Emery
	Name:	Rodney F. Emery
	Title:	CEO/President

EXHIBIT A
DESCRIPTION OF THE LAND
[attached hereto]